UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2011

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS
Employer of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

 (Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, Mr. Fred A. Sutter separated from employment with Carlisle Companies Incorporated (the “Company”).  Mr. Sutter previously served as President, Carlisle Transportation Products.  The terms of Mr. Sutter’s separation are summarized below:

•                  Mr. Sutter will receive an aggregate payment of $477,400 representing 100% of his current salary, such amount to be paid in equal installments over the 12 month period beginning August 4, 2011 and ending July 31, 2012.  In addition, Mr. Sutter is eligible for a prorated portion of any bonus approved by the Compensation Committee of the Company’s Board of Directors based on the 2011 performance goals established for Carlisle Transportation Products, such amount to be paid following the Compensation Committee’s approval in February 2012.

•                  The Company has agreed to request its health care provider to extend medical coverage for up to one year.

•                  Mr. Sutter was previously granted 37,880 “restricted” shares.  The Company will release to Mr. Sutter the shares on their regularly scheduled release dates (20,875 shares in February, 2012, 10,775 shares in February 2013, and 6,230 shares in February 2014).

•                  Mr. Sutter was previously granted 13,005 “performance” shares.  The Company will release to Mr. Sutter the shares on their regularly scheduled release dates (6,775 in February 2013 and 6,230 in February 2014) provided the performance objective set forth in the applicable Performance Share Agreement is satisfied. The 13,005 shares represent a target amount. The actual number of shares released will be within a range of 0% to 200% of the target amount based on the total return to the Company’s shareholders (share appreciation plus dividend) compared to the total shareholder return of the companies comprising the S&P MidCap Index over a three year performance period.

•                  Mr. Sutter was previously granted options to purchase 133,885 shares of Company common stock.  At this time, 79,869 of the options are fully vested.  The Company agrees that the options will continue to vest in accordance with the vesting schedule listed in the applicable Stock Option Agreement and the expiration dates will remain as set forth in the applicable Stock Option Agreement.

In consideration of the benefits described above, Mr. Sutter is restricted in his ability to compete with the Company.

Kevin G. Forster has replaced Mr. Sutter as President, Carlisle Transportation Products. Mr. Forster was previously President, Asia Pacific.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 8, 2011	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer